UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

February 26, 2003

(Date of earliest

event reported)

Commission File Number	Name of Registrant; State of Incorporation; Address of Principle Executive Offices; and Telephone Number	IRS Employer Identification Number

1-3525	AMERICAN ELECTRIC POWER COMPANY, INC. (A New York Corporation) 1 Riverside Plaza Columbus, Ohio 43215-2373 Telephone (614)223-1000	13-4922640

Item 7. Financial Statements and Exhibits

(c) Exhibits

99-1 AEP 2003 Earnings Guidance Detail

99-2 AEP 2003 Estimated Cash Flows

Item 9. Regulation FD Disclosure

The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On February 26, 2003, AEP issued revised earnings guidance for 2003. Attached as Exhibit 99-1 is AEP’s 2003 Earnings Guidance Detail. Attached as Exhibit 99-2 is AEP’s 2003 Estimated Cash Flows.

Some statements contained in this report, including those with respect to future earnings and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although AEP believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations and assumptions will prove to have been correct. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

•	electric load and customer growth;

•	abnormal weather conditions;

•	available sources and costs of fuel;

•	availability of generating capacity;

•	the speed and degree to which competition is introduced in our service territories;

•	the ability to recover stranded costs in connection with possible/proposed deregulation;

•	new legislation and government regulation;

•	oversight and/or investigation of the energy sector or its participants;

•	our ability to successfully control our costs;

•	the success of new business ventures and disposing of existing investments that no longer match our corporate profile;

•	international and country-specific developments affecting our foreign investments, including the dispositions of any current foreign investments and potential additional foreign investments;

•	the economic climate and growth in our service territory and changes in market demand and demographic patterns;

•	inflationary trends;

•	electricity and gas market prices;

•	interest rates;

•	liquidity in the banking, capital and wholesale power markets;

•	actions of rating agencies;

•	changes in technology, including the increased use of distributed generation within our transmission and distribution service territory; and

•	other risks and unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this report, including the exhibits, might not occur. AEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Electric Power Company, Inc.

By:	/s/ A. A. PENA
A. A. Pena Treasurer

Date: February 26, 2003